 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2015

CARPENTER TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2015, Carpenter Technology Corporation (the "Company") amended its By-Laws to, among other things, adopt a majority vote standard for the election of directors, establish certain requirements for stockholder proposals and nominations and update provisions related to indemnification and other matters.
Majority Voting. The revised By-Laws provide that directors shall be elected by a majority of the votes cast.  In the event of a contested election of directors, which is a situation where the number of candidates for election exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.  If a nominee for director that is not an incumbent director does not receive the affirmative vote of a majority of votes cast in an uncontested election, he or she shall not be elected.  If an incumbent director standing for re-election fails to receive the affirmative vote of a majority of votes cast in an uncontested election, he or she shall promptly tender his or her resignation to the Board. The Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, and the Board will make a determination and publicly disclose its determination within 90 days following certification of the election results.  The amended By-Laws provide that if the resignation is not accepted by the Board, then the director continues to serve until such director's successor is elected or such director is removed or resigns, and that if the resignation is accepted by the Board, then the Board may fill the resulting vacancy or decrease the size of the Board.
Advance Notice of Stockholder Proposals. The amended By-Laws require nominating stockholders to disclose additional information about their, and their affiliates' and associates', interests in the Company, and provide that the deadline for submitting stockholder proposals is not less than 90 nor more than 120 days prior to the anniversary of the preceding year's annual meeting, with some exceptions.
Annual Meeting. The amended By-Laws provide that the annual meeting will be held on the date, and at the place and time, fixed by a resolution of the Board.
Exclusive Forum. The amended By-Laws designate Delaware courts as the exclusive venue for derivative lawsuits, actions asserting breaches of fiduciary duty, actions arising pursuant to provisions of Delaware corporate law, and actions asserting claims governed by the internal affairs doctrine.
Indemnification. The amended By-Laws include a number of clarifications and amendments to the provisions regarding indemnification of directors and officers.
Other changes. The amended By-Laws provide the Board with the authority to hold meetings solely by means of remote communication in accordance with Delaware law, require that notice of stockholders meetings be given no less than 10 nor more than 60 days prior to the meeting, and give the Board the ability to postpone an annual meeting or cancel a special meeting upon public notice to stockholders.  In addition to the changes described above, the By-Laws were also amended to make certain other minor and conforming changes.
The foregoing summary is qualified in its entirety by reference to the complete text of the Company's amended and restated By-Laws, as adopted and effective on August 11, 2015, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 8.01 - Other Events

On August 17, 2015, the Company issued a press release announcing the amendment of its By-Laws. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Company.
99.1	Press Release, dated August 17, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel
and Secretary

Date: August 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Company.
99.1	Press Release, dated August 17, 2015